UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: April 18, 2000
                        (Date of earliest event reported)

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)

        New York                      1-2360                  13-0871985
(State of Incorporation)     (Commission File Number)       (IRS employer
                                                          Identification No.)

          ARMONK, NEW YORK                                     10504
(Address of principal executive offices)                     (Zip Code)

                                  914-499-1900
                         (Registrant's telephone number)

Item 5. Other Events

      The registrant's press release dated April 18, 2000, regarding its financial results for the period ended March 31, 2000, including unaudited consolidated financial statements for the periods ended March 31, 2000, are attached.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 18, 2000

                                        By:         Mark Loughridge
                                           -------------------------------------
                                                   (Mark Loughridge)
                                           Vice President and Controller

April 18, 2000

IBM Announces First-Quarter 2000 Results

IBM today announced first-quarter 2000 diluted earnings per common share of $.83 compared with diluted earnings per common share of $.78 in the first quarter of last year. First-quarter 2000 net income was $1.52 billion compared with net income of $1.47 billion in the first quarter of 1999. IBM's first-quarter 2000 revenues totaled $19.3 billion, a decline of 5 percent (3 percent at constant currency) compared with the year-earlier period.

Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said: "This was a transitional quarter, as we expected, with Y2K lockdowns continuing until late in the quarter in many of our large enterprise accounts. In addition, a series of previously announced actions -- which are improving our business structure over the long term -- hurt our revenues in the first quarter. Nevertheless, we had good earnings per share, improving results in our server business, and strong performance in such growth areas as e-business services, database and Web application software, and custom chips.

"We believe that IBM is uniquely positioned to benefit from the many changes that are occurring in our industry. Our significant investments in e-business are beginning to pay off in exciting new growth prospects for us. In the first quarter, for example, we made several major announcements in B2B commerce, Web hosting and wireless technologies. We're pleased that we've been able to deliver solid earnings performance during a time of substantial transition in IBM's business portfolio. Looking forward, we continue to believe that 2000 will be a good year for IBM," Mr. Gerstner said.

In the Americas, first-quarter revenues totaled $8.4 billion, down 4 percent (4 percent at constant currency) from the same period of 1999. Revenues from Europe/Middle East/Africa were $5.4 billion, down 13 percent (4 percent at constant currency). Asia-Pacific revenues increased 15 percent (8 percent at constant currency) to $4.0 billion. OEM revenues declined 19 percent to $1.4 billion, primarily due to a year-over-year decline in hard disk drive revenues.

Hardware revenues totaled $7.7 billion in the first quarter, a decrease of 12 percent (11 percent at constant currency) compared with the year-earlier period. Personal computer revenues fell, as the company continued to take actions to improve long-term profitability in this area. These steps included bringing dealer inventories to record low levels while reducing low-profitability special bid activity. Despite the overall decline in personal computer revenues, Netfinity server and ThinkPad revenues increased in the quarter. Revenues also grew in IBM's Web server product line, which includes the RS/6000 and NUMA-Q products, with particularly strong demand for the advanced RS/6000 S80 model. AS/400 revenues increased year over year, led by growth in mid-range and high-end models. System/390 revenues declined, although in the first quarter customers absorbed most of their remaining excess Y2K test capacity. Microelectronics revenues increased, with continued significant acceleration in shipments of custom logic chips. Total storage revenues declined, principally due to unanticipated weakness in the company's hard disk drive product line.

Revenues from IBM Global Services were adversely affected by two transitional events: the sale of the IBM Global Network last year to AT&T and a sharp year-over-year decline in Y2K services activity. After adjusting for these factors, Global Services revenues (excluding maintenance) increased 9 percent (10 percent at constant currency) compared with the same period of last year. On an as-reported basis, revenues from Global Services totaled $7.6 billion, flat year over year (up 1 percent at constant currency). IBM signed $8.6 billion in services contracts in the quarter, and e-business services revenues grew 70 percent.

Software revenues totaled $2.9 billion, flat year over year (up 3 percent at constant currency). Revenues grew strongly in the company's database and Lotus Notes product lines, while operating system revenues declined. Revenues from WebSphere, the company's leading Web application server product, more than doubled year over year.

Global Financing revenues increased 16 percent (17 percent at constant currency) in the first quarter to $816 million.

Revenues from the Enterprise Investments/Other category, which comprises customized hardware and software products for specialized customer uses, declined 13 percent (10 percent at constant currency) to $341 million.

IBM's total gross profit margin was 36.2 percent in the first quarter compared with 35.7 percent in the first quarter a year ago.

Total first-quarter expenses declined 6 percent, and the company improved its expense-to-revenue ratio by 0.4 points year over year to 25.0 percent.

IBM spent approximately $2.1 billion on common share repurchases in the first quarter. The average number of basic common shares outstanding in the quarter was 1.78 billion compared with 1.82 billion in the same period of last year. There were 1.77 billion basic common shares outstanding at March 31, 2000.

The company's debt in support of operations, excluding global financing, increased $618 million from year-end 1999 to $2.2 billion, with a debt-to-capitalization ratio of 13 percent. Global financing debt decreased $834 million from year-end 1999 to $26.0 billion, resulting in a debt-to-equity ratio of 5.2 to 1.

Effective in the first quarter, results reflect changes the company made in the organization of its business segments, including the transfer of the system-level product business from the Technology segment to the Enterprise Systems group and the transfer of point-of-sale terminals from Enterprise Investments to the Personal Systems Group. Also reflected are changes the company made in its expense allocation methodology, allocating expense items previously unallocated and enhancing shared expense allocation. First-quarter 1999 results have been reclassified to conform with the 2000 presentation.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Financial Results Attached

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                          COMPARATIVE FINANCIAL RESULTS
            (Unaudited; Dollars in millions except per share amounts)

                                                  Three months ended March 31
                                                                         Percent
                                                2000         1999*       Change
                                               ------       -------      -------
REVENUE

 Hardware                                     $ 7,712       $ 8,751       -11.9%
  Gross profit margin                            27.4%         27.4%

 Global Services                                7,552         7,550         0.0%
  Gross profit margin                            25.9%         26.3%

 Software                                       2,927         2,920         0.2%
  Gross profit margin                            80.0%         81.0%

 Global Financing                                 816           705        15.8%
  Gross profit margin                            52.9%         55.9%

 Enterprise Investments /
 Other                                            341           391       -12.6%
  Gross profit margin                            47.6%         29.7%

TOTAL REVENUE                                  19,348        20,317        -4.8%

GROSS PROFIT                                    7,011         7,258        -3.4%
  Gross profit margin                            36.2%         35.7%

EXPENSE

 S,G&A                                          3,706         3,937        -5.9%
  % of revenue                                   19.2%         19.4%

 R,D&E                                          1,172         1,181        -0.8%
  % of revenue                                    6.1%          5.8%

Other income                                      189           134        40.3%
Interest expense                                  152           174       -12.4%

TOTAL EXPENSE                                   4,841         5,158        -6.1%
  % of revenue                                   25.0%         25.4%

INCOME BEFORE
INCOME TAXES                                    2,170         2,100         3.3%
  Pre-tax margin                                 11.2%         10.3%

Provision for income taxes                        651           630         3.3%
  Effective tax rate                             30.0%         30.0%

NET INCOME                                    $ 1,519       $ 1,470         3.3%
  Net margin                                      7.8%          7.2%

Preferred stock
dividends                                           5             5

NET INCOME
APPLICABLE TO COMMON
SHAREHOLDERS                                  $ 1,514       $ 1,465         3.3%
                                              =======       =======
EARNINGS PER SHARE
OF COMMON STOCK
  - ASSUMING DILUTION                         $  0.83       $  0.78         6.4%
                                              =======       =======
EARNINGS PER SHARE
OF COMMON STOCK
  - BASIC                                     $  0.85       $  0.80         6.3%
                                              =======       =======
AVERAGE NUMBER OF
COMMON SHARES OUT-
STANDING (M's)
  DILUTED                                      1830.0        1882.9
  BASIC                                        1777.2        1823.8

* Reclassified to conform with 2000 presentation.

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                        (Unaudited; Dollars in millions)

                                                    At          At
                                                March 31,  December 31,  Percent
                                                  2000         1999      Change
                                                --------   -----------   -------
ASSETS

 Cash, cash equivalents,
 and marketable securities                        $ 3,606     $ 5,831     -38.2%

 Receivables - net, inventories,
 and prepaid expenses                              35,533      37,324      -4.8%

 Plant, rental machines,
 and other property - net                          16,959      17,590      -3.6%

 Investments and other assets                      26,666      26,750      -0.3%
                                                  -------     -------

TOTAL ASSETS                                      $82,764     $87,495      -5.4%
                                                  =======     =======

LIABILITIES AND STOCKHOLDERS' EQUITY

 Short-term debt                                  $13,844     $14,230      -2.7%
 Long-term debt                                    14,295      14,124       1.2%
                                                  -------     -------
 Total debt                                        28,139      28,354      -0.8%

 Accounts payable, taxes,
 and accruals                                      21,767      25,348     -14.1%

 Other liabilities                                 13,340      13,282       0.4%
                                                  -------     -------
TOTAL LIABILITIES                                  63,246      66,984      -5.6%

STOCKHOLDERS' EQUITY                               19,518      20,511      -4.8%
                                                  -------     -------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                              $82,764     $87,495      -5.4%
                                                  =======     =======

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                                  SEGMENT DATA

                                        FIRST QUARTER 2000*
                        -------------------------------------------------
                                      (Dollars in millions)

                                                                   Pre-tax
                        ----- Revenue -----             Pre-tax    Income
                        External   Internal    Total    Income     Margin
                        --------   --------    -----    -------    ------
SEGMENTS

Technology               $1,940     $793      $2,733      $20       0.7%
          % change        -12.2%    -6.6%      -10.7%    11.1%
Personal Systems          3,261       10       3,271     (178)     -5.4%
          % change        -13.1%    42.9%      -13.0%  -223.6%
Enterprise Systems        2,416      163       2,579      439      17.0%
          % change        -11.8%    14.0%      -10.5%   -19.7%
Global Services           7,552      595       8,147      998      12.2%
          % change          0.0%   -11.1%       -0.9%     6.2%
Software                  2,927      175       3,102      581      18.7%
          % change          0.2%   -17.1%       -0.9%   -17.7%
Global Financing            828      206       1,034      288      27.9%
          % change         14.4%    -0.5%       11.1%    20.5%
Enterprise Investments      341        1         342      (43)    -12.6%
          % change        -10.7%   -90.9%      -13.0%    68.1%

TOTAL SEGMENTS           19,265    1,943      21,208    2,105       9.9%
          % change         -5.0%    -7.3%       -5.2%    -6.9%

Eliminations / Other         83   (1,943)     (1,860)      65

TOTAL IBM               $19,348       $0     $19,348   $2,170      11.2%
          % change         -4.8%                -4.8%     3.3%

                                        FIRST QUARTER 1999*
                        -------------------------------------------------
(Dollars in millions)

                                                                   Pre-tax
                        ----- Revenue -----             Pre-tax    Income
                        External   Internal    Total    Income     Margin
                        --------   --------    -----    -------    ------
SEGMENTS

Technology               $2,210     $849     $3,059       $18       0.6%
Personal Systems          3,751        7      3,758       (55)     -1.5%
Enterprise Systems        2,738      143      2,881       547      19.0%
Global Services           7,550      669      8,219       940      11.4%
Software                  2,920      211      3,131       706      22.5%
Global Financing            724      207        931       239      25.7%
Enterprise Investments      382       11        393      (135)    -34.4%

TOTAL SEGMENTS           20,275    2,097     22,372     2,260      10.1%

Eliminations / Other         42   (2,097)    (2,055)     (160)

TOTAL IBM               $20,317       $0    $20,317    $2,100      10.3%

* Reclassified to conform with 2000 presentation.

PRE-TAX INCOME - THE EFFECT OF ORGANIZATION
CHANGES AND EXPENSE ALLOCATION CHANGES

                                 FIRST QUARTER 1999
                       ---------------------------------------
                       Previously
                       Reported    Organiza-   Expense
(Dollars in millions)  Pre-tax     tion       Allocation    Pre-tax
                       Income      Change      Change       Income
                        --------   --------   ----------    -------
SEGMENTS

Technology                  $70     ($60)        $8           $18
Personal Systems            (89)      32          2           (55)
Enterprise Systems          498       43          6           547
Global Services             973        0        (33)          940
Software                    657       42          7           706
Global Financing            297        0        (58)          239
Enterprise Investments      (72)     (64)         1          (135)

TOTAL SEGMENTS           $2,334      ($7)      ($67)       $2,260